UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2013

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 18, 2013, the Company concluded that the Company’s previously issued financial statements contained in the Company’s quarterly reports on Form 10-Q for the second and third fiscal quarters of 2012 should no longer be relied upon.  The Company has filed amended version of those quarterly  reports on Form 10-Q/A with the Securities and Exchange Commission on February 19, 2013.  Those Forms 10-Q/A include restated financial information as of and for the three and six months ended June 30, 2012 and the three and nine months ended September 30, 2012, respectively, together with an explanation of the restatement.  The Company’s annual report on Form 10-K for the year ended December 31, 2012 will include the restated financial information with respect to the June 30, 2012 and September 30, 2012 periods.

The restatements relate primarily to accounting with respect to the carrying value of the Company’s oil and natural gas properties; the errors, which were identified by management, resulted in an overstatement of the impairment of natural gas and oil properties for those periods.  The principal effect of the restatement is a decrease to the Company’s non-cash, after tax, ceiling impairment by $82.5 million and $90.9 million in the second quarter and third quarter of 2012, respectively.  The Company also identified a material weakness in internal control over financial reporting, solely related to verifying the inclusion of the tax benefit related to capitalized intangible drilling costs within the ceiling calculation of the full cost ceiling test, with respect to these errors, which is described in Item 4 Controls and Procedures in each of the Forms 10-Q/A and will also be described in the Company’s Form 10-K for the year ended December 31, 2012.

The Audit Committee of the Board of Directors has discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: February 19, 2013	By:	/s/ R. CRAIG OWEN
	Name:	R. Craig Owen
	Title:	Senior Vice President and
Chief Financial Officer